UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth in Item 8.01 below is incorporated by reference herein.

Item 8.01	Other Events.

On June 27, 2013, the Company received a notice of termination from Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P. and Yucaipa Aggregator Holdings, LLC (collectively, “Yucaipa”) purporting to terminate the putative Exchange Agreement, dated as of March 30, 2013, by and between Yucaipa and the Company (the “Agreement”) pursuant to Section 8.1.4 of the Agreement. Yucaipa claims that based on, among other things, the Company’s failure to respond to a June 30, 2013 demand by Yucaipa that the Board of Directors of Morgans approve and/or ratify the Agreement, OTK Associates, LLC’s public statements to the effect that its candidates to the Company’s Board of Directors (the “Board”) will prevent the transactions contemplated by the Agreement (the “Transactions”) from occurring, and OTK’s pursuit of an amended and supplemental complaint alleging that the Agreement and related agreements are void, it appears to Yucaipa that the Board has withdrawn its approval of the contemplated Transactions and the Company has breached or repudiated its representations, warranties and covenants in the Agreement. In its notice, Yucaipa made demand for a termination fee of $9 million pursuant to the Agreement.

In addition, on June 27, 2013, Yucaipa and Vintage Deco Hospitality LLC (collectively “Plaintiffs”) filed a complaint against the Company and Morgans Group LLC in the Supreme Court of the State of New York in the County of New York alleging, among other things, that the Company had refused to use commercially reasonable best efforts to close the Agreement and related putative agreements comprising the Transactions, and that there has “effectively” been a withdrawal or adverse modification of the approval of the Transactions by the Board. Alternatively, Plaintiffs contend that the Company breached certain representations and warranties under the contracts comprising the Transactions. Plaintiffs have asserted claims for, among other things, breach of contract, breach of the covenant of good faith and fair dealing and breach of representation and warranty. The complaint seeks, among other things, an award of damages equal to a termination fee of $9 million, as well as payment of out-of-pocket costs, indemnification in excess of $1 million, pre-judgment interest and attorney’s fees.

The Company believes that the notice of termination and complaint are without merit and is considering all of its options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: July 1, 2013	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer